                                                                     Exhibit (c)



                          SECURITIES PURCHASE AGREEMENT


                          DATED AS OF FEBRUARY 5, 2000


                                      AMONG


                               PERINI CORPORATION,

                                       AND

                            TUTOR-SALIBA CORPORATION

                                       AND

                              O&G INDUSTRIES, INC.

                                       AND

            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS............................................................................................    1

ARTICLE II PURCHASE AND SALE OF SHARES...........................................................................    6
                      SECTION 2.01          Purchase and Sale of Shares..........................................    6
                      SECTION 2.02          Time and Place of the Closing........................................    7
                      SECTION 2.03          Transactions at the Closing..........................................    7

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................    7
                      SECTION 3.01          Representations and Warranties of the Company........................    7
                      SECTION 3.02          Representations and Warranties of TSC................................   22
                      SECTION 3.03          Representations and Warranties of National Union.....................   24
                      SECTION 3.04          Representations and Warranties of O&G................................   25

ARTICLE IV [INTENTIONALLY OMITTED]...............................................................................   27

ARTICLE V COVENANTS AND ADDITIONAL AGREEMENTS....................................................................   27
                      SECTION 5.01          Pre-Closing Activities...............................................   27
                      SECTION 5.02          Covenants of the Company.............................................   27
                      SECTION 5.03          HSR..................................................................   29
                      SECTION 5.04          [Intentionally Omitted]..............................................   29
                      SECTION 5.05          Stockholder Approvals; Proxy Statement...............................   29
                      SECTION 5.06          Stock Exchange Listing...............................................   30
                      SECTION 5.07          Transaction Proposals................................................   31
                      SECTION 5.08          Access and Information...............................................   31
                      SECTION 5.09          Confidentiality and Publicity........................................   33
                      SECTION 5.10          Restrictions.........................................................   33
                      SECTION 5.11          Further Assurances...................................................   33
                      SECTION 5.12          Directors' and Officers' Indemnification and Insurance...............   34
                      SECTION 5.13          Shareholders Agreement...............................................   34

ARTICLE VI CONDITIONS PRECEDENT..................................................................................   34
                      SECTION 6.01          Conditions to Each Party's Obligations...............................   35
                      SECTION 6.02          Conditions to the Obligations of the Company.........................   35
                      SECTION 6.03          Conditions to the Obligations of Purchasers..........................   37

ARTICLE VII TERMINATION..........................................................................................   41
                      SECTION 7.01          Termination..........................................................   41
                      SECTION 7.02          Effect of Termination................................................   43
                      SECTION 7.03          Termination by One Purchaser.........................................   43

ARTICLE VIII INDEMNIFICATION.....................................................................................   44
                      SECTION 8.01          Indemnification of Purchasers........................................   44
                      SECTION 8.02          Indemnification Procedures...........................................   45
                      SECTION 8.03          Survival of Representations, Warranties and Covenants................   45

ARTICLE IX MISCELLANEOUS.........................................................................................   45
                      SECTION 9.01          Severability.........................................................   46
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                      SECTION 9.02          Specific Enforcement.................................................   46
                      SECTION 9.03          Entire Agreement.....................................................   46
                      SECTION 9.04          Counterparts.........................................................   46
                      SECTION 9.05          Notices..............................................................   46
                      SECTION 9.06          Amendments...........................................................   48
                      SECTION 9.07          Successors and Assigns...............................................   48
                      SECTION 9.08          Expenses and Remedies................................................   48
                      SECTION 9.09          Transfer of Shares...................................................   49
                      SECTION 9.10          Governing Law; Consent to Jurisdiction...............................   50
                      SECTION 9.11          Third Party Beneficiaries............................................   50
                      SECTION 9.12          Mutual Drafting......................................................   50
                      SECTION 9.13          Further Representations..............................................   51

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                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 5, 2000, is entered into between Tutor-Saliba Corporation, a California corporation ("TSC"), O&G Industries, Inc., a Connecticut corporation ("O&G"), and the National Union Fire Insurance Company of Pittsburgh, PA, a Pennsylvania corporation ("National Union") and, collectively with TSC and O&G, the "Purchasers"), and Perini Corporation, a Massachusetts corporation (the "Company").


                                 R E C I T A L S

                  WHEREAS, the Company is engaged primarily in the construction business; and

                  WHEREAS, Purchasers propose to invest $40 million in the Company in order to mitigate the continuing effects of the Company's negative net worth on its business and financial condition; and

                  WHEREAS, the Company wishes to sell, and Purchasers wish to purchase (severally but not jointly), an aggregate of 9,411,765 newly issued shares of common stock, par value $1.00, of the Company (the "Common Stock"), each for the consideration and upon the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

                  The terms defined in this Article I, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

                  1.01 "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act.

                  1.02 "Articles of Organization" means the Articles of Organization of the Company as filed with the Office of the Secretary of State for the Commonwealth of Massachusetts, as amended, restated or supplemented from time to time.

                  1.03 "Balance Sheet" is defined in Section 3.01(g).

                  1.04 "Benefit Arrangement" means any benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, tuition reimbursement or scholarship programs, employee discount programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                  1.05 "Benefit Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained outside the United States, or (iii) individually negotiated or applicable to only one person.

                  1.06 "Board" means the Board of Directors of the Company.

                  1.07 "Business Day" has the meaning specified in Rule 14d-1(e)(6) of the Exchange Act.

                  1.08 "By-Laws" is defined in Section 3.01(a).

                  1.09 "By-Law Amendment" is defined in Section 6.03(d).

                  1.10 "Closing" is defined in Section 2.02.

                  1.11 "Closing Date" is defined in Section 2.02.

                  1.12 "Common Stock" is defined in the third recital.

                  1.13 "Company" is defined in the first paragraph of this Agreement.

                  1.14 "Company Benefit Arrangement" means any Benefit Arrangement any Related Employer sponsors or maintains or with respect to which any Related Employer has or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise) , in each case with respect to any present or former service providers to any Related Employer.

                  1.15 "Company Plan" means any Benefit Plan that any Related Employer maintains or has maintained or to which any Related Employer is obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of any Related Employer.

                  1.16 "Company Intellectual Property" is defined in Section 3.01(s).

                  1.17 "Credit Facility" is defined in Section 6.03(g).

                  1.18 "Disclosure Schedule" means the Disclosure Schedule attached hereto, which is divided by Section numbers corresponding with specificity to the Sections hereof and discloses all matters which are inconsistent with the representations set forth in Section 3.01.


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                  1.19 "Disinterested Majority" means the affirmative vote of a majority of the outstanding voting power of the Company's Common Stock, voting as a single class, excluding any stockholder that is or is an Affiliate of either (i) a Purchaser or (ii) a holder of Series B Preferred Stock that is exchanging its shares of such stock for Common Stock as contemplated by Section 6.03(c).

                  1.20 "Environmental Laws" means the laws of all Governmental Entities relating to health or pollution or protection of the environment or contained in any binding and enforceable regulation, code, plan, order, decree or judgment issued, entered, promulgated or approved thereunder.

                  1.21 "Environmental Subsidiary" means Perini Environmental Services, Inc.

                  1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                  1.23 "ERISA Affiliate" means any person or entity that, together with the entity referenced and at the relevant time, would be treated as a single employer under Code Section 414 or ERISA Section 4001 (including any entities excluded from the definition because they are not subject to U.S. jurisdiction) and any general partnership of which such entity is or has been a general partner.

                  1.24 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.25 "Filed Company SEC Documents" is defined in Section 3.01(f).

                  1.26 "GAAP" means United States generally accepted accounting principles in effect from time to time.

                  1.27 "Government Entity" means any foreign, federal, state, or local court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority.

                  1.28 "Hazardous Material" means any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained.

                  1.29 "HSR Act" is defined in Section 3.01(c).

                  1.30 "Indemnifiable Losses" means any and all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, losses, liabilities, fines, damages, costs or expenses paid or incurred, of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or otherwise). Indemnifiable Losses shall include penalties, interest, or any amount payable to a third party as a result of such Indemnifiable Losses. Indemnifiable Losses shall include legal, accounting, expert and other expenses reasonably incurred in connection with investigating or defending any of the foregoing, whether or not resulting in any liability, and all amounts paid in settlement of claims or actions in accordance with Article VIII.

                  1.31 "Indemnification Agreements" is defined in Section
5.12(b).

                  1.32 "Intellectual Property" means trademarks, trade names, trade dress, service marks, copyrights, domain names, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, ideas, inventions, improvements, practices, processes, formulas, designs, know-how, confidential business or technical information, computer software, firmware, data and documentation, licenses of or agreements relating to any of the foregoing, rights of privacy and publicity, moral rights, and any other similar intellectual property rights and tangible embodiments of any of the foregoing (in any medium including electronic media).

                  1.33 "Issuance" is defined in Section 5.05.

                  1.34 "Knowledge of the Company" means to the actual knowledge of (i) any executive officer or director of the Company or any Subsidiary of the Company or (ii) Robert Band, Ronald N. Tutor, Dennis M. Ryan, Zohrab B. Marashlian, Craig W. Shaw, Michael E. Ciskey or Susan C. Mellace.

                  1.35 "Lien" is defined in Section 3.01(c).

                  1.36 "Management Agreement Amendment" is defined in Section 6.01(d).

                  1.37 "Material Adverse Effect" on or with respect to a Person (or group of entities taken as a whole) means any state of facts, event or effect that individually (or in aggregate with all other states of facts, events and effects) has had, or would reasonably be expected to have, a material adverse change in the business, properties, prospects, results of operations or financial condition of such Person (or, if applicable, of such group of Persons taken as a whole), or on the ability of such entity (or group of Persons) to consummate the transactions contemplated hereby or to perform its obligations under the Transaction Documents to which it is or will be a party or by which it or its properties or assets is or will be bound.

                  1.38 "Multiemployer Plan" means any plan described in ERISA
Section 3(37).

                  1.39 "Outside Date" is defined in Section 7.01(b)(i).

                  1.40 "Owned Intellectual Property" is defined in Section 3.01(s).


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
                  1.41 "Pension Plan" means any plan subject to Code Section 412 or ERISA Section 302 or Title IV (excluding any Multiemployer Plan) or any comparable benefit plan not covered by ERISA.

                  1.42 "Permit" is defined in Section 3.01(c)(i).

                  1.43 "Permitted Liens" means those Liens (i) securing debt (including, without limitation, the Credit Facility) that is reflected on the Balance Sheet or the notes thereto, (ii) referred to in Section 3.01(g) of the Disclosure Statement, (iii) for Taxes not yet due or payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (iv) that constitute mechanics', carriers', workmens' or like liens, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course, or (v) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers' compensation, unemployment insurance and social security, retirement and other legislation and in the case of Liens described in clauses (ii), (iii), (iv) or (v) that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  1.44 "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, limited liability company, an unincorporated organization, a Government Entity or any other organization or entity.

                  1.45 "Proxy Statement" is defined in Section 5.05.

                  1.46 "Purchase Price" is defined in Section 2.01.

                  1.47 "Purchasers" is defined in the first paragraph of this Agreement.

                  1.48 "Qualified Plan" means any Company Plan intended to meet the requirements of Section 401(a) of the Code, including any previously terminated plan.

                  1.49 "Registration Rights Agreement" is defined in Section 6.02(c)(i).

                  1.50 "Related Employer" means the Company and every ERISA Affiliate.

                  1.51 "Rights Agreement" means that certain Shareholder Rights Agreement by and between the Company and State Street Bank and Trust Company, dated as of September 23, 1988, as amended, restated and supplemented from time to time.

                  1.52 "SEC" means the Securities and Exchange Commission.

                  1.53 "Securities Act" means the Securities Act of 1933, as amended.

                  1.54 "Shareholders Agreement" is defined in Section
6.02(c)(ii).

                  1.55 "Shares" means the shares of Common Stock purchased pursuant to this Agreement.


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
                  1.56 "Stockholder Approvals" is defined in Section 5.05.

                  1.57 "Stockholder Meeting" is defined in Section 5.05.

                  1.58 "Stockholder Meeting Proposals" is defined in Section
5.05.

                  1.59 "Stock Purchase Warrants" is defined in Section 3.01(d).

                  1.60 "Subsidiary" means, with respect to the Company, any corporation, limited or general partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which a majority of the equity ownership (whether voting stock or comparable interest) is, at the time, owned directly or indirectly by the Company. Subsidiary also means, with respect to the Company, any such entity of which a minority of the equity ownership is, at the time, owned directly or indirectly by the Company; provided, however, that, in the case of such minority-owned entities, any representation or warranty that is not already qualified to the Company's Knowledge shall be deemed to be so qualified.

                  1.61 "Superior Transaction Proposal" is defined in Section 7.01(d).

                  1.62 "Transaction Documents" means this Agreement, the Shareholders Agreement, the Registration Rights Agreement, the By-Law Amendment, and the amendment to the Rights Agreement.

                  1.63 "Voting Security" means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                  1.64 "Year 2000 Compatible" (and variations thereof) means, with respect to any computer system, that such Computer System (a) records, stores, processes and provides true and accurate dates and calculations for dates and spans of dates, (b) is and will be able to operate on a basis comparable to its current operation during and after calendar year 2000, including, but not limited to, leap years, and (c) shall not end abnormally or provide invalid or incorrect results as a result of date data which represents or references (or fails to represent or reference) different centuries or more than one century.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

                  SECTION 2.01 Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell to Purchasers and Purchasers agree (severally and not jointly) to purchase from the Company 9,411,765 shares of Common Stock for an aggregate purchase price of $40 million (the "Purchase Price"). Each Purchaser shall purchase such number of Shares as is set forth adjacent to its name on Exhibit 2.01 hereto; provided, however, that Purchasers shall be entitled to amend Exhibit 2.01 (i) to change the number of shares each of them is purchasing in their sole, joint discretion, so long as the number


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of Shares to be purchased equals 9,411,765 and (ii) to reflect any assignment permitted under Section 9.07.

                  SECTION 2.02 Time and Place of the Closing. The closing (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts 02109, at 10:00 a.m. Boston time, on the third Business Day following the first date on which the conditions to Closing (other than the conditions which may only be satisfied at Closing) set forth in Article VI have first been satisfied or waived, or at such other place, time and date as the parties may agree. The "Closing Date" shall be the date the Closing occurs, and shall be effective as of 12:01 a.m. on the Closing Date, unless another date is agreed to in writing by the Company and Purchasers.

                  SECTION 2.03 Transactions at the Closing. At the Closing, subject to the terms and conditions of this Agreement, (a) the Company shall issue and sell to Purchasers and Purchasers shall purchase the Shares; (b) the Company and the Purchasers shall enter into the Shareholders Agreement; and (c) the Company and Purchasers shall enter into the Registration Rights Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01 Representations and Warranties of the Company. The Company hereby represents and warrants to Purchasers, except as set forth on the Disclosure Schedule or as disclosed in the Filed Company SEC documents, as follows:

                  (a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Company is duly qualified or licensed and, if applicable, is in good standing as a foreign corporation, in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification or licensing, except for any such failure so to qualify or be in good standing which would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company has the requisite power and authority to carry on its business as it is now being or is currently proposed to be conducted. The Company has heretofore made available to Purchasers complete and correct copies of the Articles of Organization and the Amended and Restated By-laws of the Company, dated as of January 17, 1997 (the "By-Laws"), in each case as amended, restated and supplemented.

                  (b) Corporate Authority. Subject to obtaining the Stockholders Approvals, each of the Company and its Subsidiaries has (or will have at the time of such act) the requisite corporate or other power and authority to execute, deliver and perform each Transaction Document to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of each Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby

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
and thereby have been duly authorized (or will have been duly authorized at the time of such act) by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize any Transaction Document or for the Company to consummate the transactions so contemplated (other than as expressly provided in the terms of this Agreement and, with respect to the Issuance, the Stockholder Approvals). Each Transaction Document to which the Company is or will be a party is, or when executed and delivered will be, a valid and binding agreement of such party, enforceable against the Company in accordance with the terms thereof, assuming that each Transaction Document to which the Company is a party is a valid and binding agreement of the Purchasers (as applicable).

                  (c) No Violations; Consents and Approvals.

                           (i) Assuming that the Stockholder Approvals are
                  obtained and that the Credit Facility is amended as contemplated in Section 6.03(g), the execution, delivery or performance by the Company or any of its Subsidiaries of each Transaction Document to which any of them is or will be a party or the consummation by the Company or any of its Subsidiaries of the transactions contemplated thereby (A) will not result in a violation or breach of the Articles of Organization or the By-laws, the articles or certificate of incorporation or by-laws (or other organizational documents) of any of the Subsidiaries and (B) subject to the governmental filings and other matters referred to in clause (ii) below, will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any mortgage, lien, charge, security interest or encumbrance of any kind (a "Lien"), other than a Permitted Lien, upon any of the properties or assets of the Company and its Subsidiaries under
                  (1) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, obligation, instrument, offer, commitment, understanding or other arrangement (each a "Contract") or of any license, waiver, exemption, order, franchise, permit or concession (each a "Permit") to which the Company or any Subsidiary is a party or by which any of their properties or assets may be bound, or (2) any judgment, order, decree, statute, law, regulation or rule applicable to the Company or any Subsidiary.

                           (ii) Except for consents, approvals, orders,
                  authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and filings under state securities or "blue sky" laws, and as required by the American Stock Exchange, no consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, federal, state or local or foreign (a "Governmental Entity"), is required with respect to the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company and any Subsidiary of each Transaction Document to which it is or will be a party or the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations, filings or agreements would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole).

                  (d) Capital Stock. The authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock, par value $1.00 per share, of which an aggregate of 5,682,287 shares of Common Stock were issued and outstanding as of the close of business on January 14, 2000 and of which 4,135,094 shares of Common Stock were reserved for issuance upon the conversion of the Series B Preferred Stock as of the close of business on January 14, 2000, and (ii) 1,000,000 shares of preferred stock, $1.00 par value per share, of which (1) 100,000 shares of $21.25 Convertible Exchangeable Preferred Stock (the "$21.25 Preferred Stock") have been designated and 99,990 shares of which are issued and outstanding as of the close of business on January 14, 2000; (2) 200,000 shares of Series A Junior Participating Preferred Stock have been designated and none of which are issued or outstanding, as of the close of business on January 14, 2000; and (3) 500,000 shares of Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") have been designated and 200,184 of which are issued and outstanding, as of the close of business on January 14, 2000. As of the close of business on January 14, 2000, there were outstanding under the Company's 1982 Stock Option Plan and certain other Options granted on January 17, 1997, January 19, 1998, December 10, 1998 and January 4, 1999 (collectively, the "Company Stock Plans") options to acquire an aggregate of 696,500 shares of Common Stock (subject to adjustment on the terms set forth therein). As of the close of business on January 14, 2000, the Company had no shares of Common Stock reserved for issuance, other than 916,610 shares of Common Stock reserved for issuance upon exercise of outstanding stock options issued pursuant to the Company Stock Plans, 662,186 shares reserved for issuance upon the conversion of the $21.25 Preferred Stock, 4,135,094 shares reserved for issuance upon the conversion of the Series B Preferred Stock, and 420,000 shares reserved for issuance upon exercise of stock purchase warrants (the "Stock Purchase Warrants"). As of the close of business on January 14, 2000, there were outstanding under the Company Stock Plans no shares of restricted stock and no shares of Common Stock reserved for issuance of restricted stock. All of the outstanding shares of Common Stock, $21.25 Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no preemptive or similar rights on the part of any holders of any class of securities of the Company or of any of its Subsidiaries. Except for the Common Stock, the $21.25 Preferred Stock, the Series B Preferred Stock and the Stock Purchase Warrants, as set forth above, the Company has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth above and in the Rights Agreement, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries contingently or otherwise to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries. Except for the Rights Agreement, there are no outstanding Contracts of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or of any of its Subsidiaries. Except for shares of Series B Preferred Stock and shares to be issued in connection with this Agreement, all securities of the Company have been registered under the Securities Act and applicable state securities and blue sky law, or have been issued in reliance on an exemption therefrom. Since January 14, 2000, the Company has not redeemed or otherwise acquired any shares of its capital stock or issued any capital stock (except upon exercise of options issued or agreed to be issued prior to the date hereof under a Company Stock Plan and for payment of dividends to the holders of Series B Preferred Stock) or any option, warrant or right relating thereto.

                  (e) Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the SEC (the "Annual Report") is a true, accurate and correct statement of all of the information required to be set forth in Exhibit 21 by the regulations of the SEC as of the date of such report and as of the date of this Agreement. Each Subsidiary has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own, lease and operate its assets and properties and to conduct its business as described in the Filed Company SEC Documents and as currently owned or leased and conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of assets or property requires such qualification, other than any failure to be so qualified or in good standing as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and all capital stock of Subsidiaries owned by the Company, directly or through Subsidiaries (other than directors' qualifying shares), are free and clear of any Lien or restriction upon voting or transfer of any kind (other than the pledge of all of the capital stock of the Subsidiaries pursuant to the Credit Facility and such transfer restrictions as may exist under federal and state securities laws), and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity) other than the Company to acquire any such capital stock, any additional capital stock or any other securities of any Subsidiary.

                  (f) SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act since January 1, 1993 and up to the date hereof and it will file all such documents required to be filed before the Closing (the "Filed Company SEC Documents"). As of its filing date, each Filed Company SEC Document filed, as amended or supplemented, if applicable, (i) complied in all respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Filed Company SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations, stockholders' equity and cash flows, in each case for the respective periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount. The unaudited balance sheet of the Company as of September 30, 1999 is referred to herein as the "Balance Sheet."

                  (h) Undisclosed Liabilities. Except (i) as disclosed in the Filed Company SEC Documents or in any Section of the Disclosure Schedule, and, in either case, reserved for in the Balance Sheet, and (ii) normal and recurring liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with prior practices and not prohibited by the Transaction Documents, the Company and its Subsidiaries do not have any liabilities or obligations or any nature, whether known or unknown, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                  (i) Absence of Certain Events and Changes. Except as otherwise contemplated by the Transaction Documents, since January 1, 1999, the Company and its Subsidiaries have conducted their business in the ordinary course, consistent with past practices, and there has not been any event, change or development which would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (j) Compliance with Applicable Laws. Each of the Company and its Subsidiaries is in compliance with all statutes, laws, regulations, rules, judgments, orders and decrees of all Governmental Entities applicable to it, and neither the Company nor any of the Subsidiaries has received any notice alleging noncompliance except, with reference to all the foregoing, where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has all Permits that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All such Permits are in full force and effect and the Company and its Subsidiaries are in compliance with the terms of such Permits, except where the failure to be in full force and effect or in compliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. This Section 3.01(j) does not relate to employee benefits matters (for which Section 3.01(o) is applicable), environmental matters (for which Section 3.01(p) is applicable) or tax matters (for which Section 3.01(n) is applicable).

                  (k) Title to Assets. The Company and the Subsidiaries have title to all material properties (real and personal) owned by the Company and the Subsidiaries which are necessary for the conduct of the business of the Company and the Subsidiaries as described in the Filed Company SEC Documents and as currently conducted, free and clear of any Lien that would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. To the Company's Knowledge, all material properties held under lease by the Company or the Subsidiaries are held under valid, subsisting and enforceable leases. This Section 3.01(k) does not relate to Intellectual Property (for which Section 3.01(s) is applicable).

                  (l) Litigation. There are no civil, criminal or administrative actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. There are no outstanding judgments, orders, decrees, or injunctions of any Governmental Entity against the Company or any of its Subsidiaries that, would be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (m) Contracts. All of the Company's Contracts that are required to be described in the Filed Company SEC Documents or to be filed as exhibits thereto are described in the Filed Company SEC Documents or filed as exhibits thereto and are legal, valid, binding and in full force and effect except to the extent that any failure to be enforceable would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. There does not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company or any of the Subsidiaries or, to the Knowledge of the Company, any other Person, other than such violations, breaches or events of default as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The enforceability of all Contracts will not be affected in any manner by the execution, delivery or performance of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and no Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated hereby or thereby except for such effects as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  (n) Taxes.

                           (i) (A) All Tax Returns required to be filed by or on
                  behalf of each of the Company and the Subsidiaries have been filed; (B) all such Tax Returns filed are complete and accurate in all material respects, and all Taxes (whether or not shown to be due on such Tax Returns) have been paid; (C) neither the Company nor any of the Subsidiaries is currently the beneficiary of any extension of time within which to file any such Tax Return;
                  (D) no written claim (other than a claim that has been finally settled) has been made by a taxing authority that the Company or any of the Subsidiaries is subject to an obligation to file Tax Returns or to pay or collect Taxes imposed by any jurisdiction in which such entity does not file Tax Returns or pay or collect Taxes; and (E) all material assessments for Taxes due with respect to completed and settled examinations or concluded litigation have been paid. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, franchise, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including interest and penalties, and additions thereto; and "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

                           (ii) The Company and each of the Subsidiaries has
                  duly and timely withheld all Taxes required to be withheld in connection with its business and assets, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose.

                           (iii) (A) Neither the Company nor any of the
                  Subsidiaries is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnification or similar agreement or arrangement; and (B) neither the Company nor any of the Subsidiaries is or has been at any time a member of any group of companies filing a consolidated, combined or unitary income tax return.

                           (iv) (A) All taxable periods of the Company and each
                  of the Subsidiaries ending on or before December 31, 1996 are closed or no longer subject to audit; (B) neither the Company nor any the Subsidiaries is currently under audit by any taxing authority; (C) no waiver of the statute of limitations is in effect with respect to any taxable year of the Company or any of the Subsidiaries; and (D) correct and complete copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since January 1, 1993 have been made available to the Purchasers for their review.

         (o) Employee Benefit Plans and Related Matters; ERISA.

                           (i) Schedule 3.01(o) contains a complete and accurate
                  list of all Company Plans and Company Benefit Arrangements.
                  Schedule 3.01(o) specifically identifies all Company Plans (if any) that are Qualified Plans.

                           (ii) With respect, as applicable, to Benefit Plans
                  and Benefit Arrangements:

                                   (A) the Company has made available true,
                  correct, and complete copies of the following documents with respect to all Company Plans and Company Benefit Arrangements to the Purchasers: (1) all current plan or arrangement documents, including but not limited to trust agreements, insurance policies, service agreements and formal and informal amendments to each; (2) the most recent Forms 5500 or 5500C/R and any attached financial statements and related actuarial reports, and those for the prior three years; (3) the last Internal Revenue Service ("IRS") determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted to obtain those letters; (4) summary plan descriptions and summaries of material modifications, and any prospectuses that describe the Company Benefit Arrangements or Company Plans; (5) written descriptions of all non-written agreements relating to any such plan or arrangement; (6) all reports submitted within the three years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors (other than participant statements); (7) all notices that the IRS, Department of Labor or any other governmental agency or entity issued to the Seller within the four years preceding the date of this Agreement; (8) employee manuals or handbooks containing personnel or employee relations policies; (9) the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Seller for the last three fiscal years; and (10) any other documents Purchasers has requested;

                                   (B) the Qualified Plans qualify under Section
                  401(a) of the Code, and nothing has occurred with respect to the operation of any Qualified Plan that could cause the imposition of any liability, lien, penalty, or tax under ERISA or the Code; each Company Plan and each Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of domestic and foreign laws, including federal and state securities laws and any reporting and disclosure requirements; with respect to each Company Plan, no transactions prohibited by Code Section 4975 or ERISA Section 406 and no breaches of fiduciary duty described in ERISA Section 404 have occurred, except to the extent that such transaction or breach would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and, to the Company's Knowledge, no such transaction or breach has occurred; and no Company Plan, other than the Company's employee stock ownership plan, contains any security issued by any Related Employer;

                           (C) with respect to each Pension Plan, (1) no Related
                  Employer has terminated or withdrawn (partially or fully) or sought a funding waiver, and no facts exist that could reasonably be expected to cause such actions; (2) no accumulated funding deficiency (under Code Section 412) exists or has existed; (3) no reportable event (as defined in ERISA
                  Section 4043) has occurred; (4) all costs have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices; (5) the assets, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA Section 4001(a)(16)); (6) since the last valuation date, there have been no amendments or changes to increase the amounts of benefits and, to the Knowledge of the Company, nothing has occurred that would reduce the excess of assets over benefit liabilities in such plans; and (7) no Related Employer has incurred liability (other than for routine contributions not yet due) with respect to any Multiemployer Plan nor terminated or withdrawn (partially or fully) from any such Plan, and no facts exist that could reasonably be expected to cause such result or actions;

                                   (D) there are no pending claims (other than
                  routine benefit claims) or lawsuits that have been asserted or instituted by, against, or relating to, any Company Plans or Company Benefit Arrangements, nor is there any basis for any such claim or lawsuit. No Company Plans or Company Benefit Arrangements are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any domestic or foreign governmental agency or entity, and no matters are pending with respect to any Company Plan under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program;

                                   (E) no Company Plan or Company Benefit
                  Arrangement contains any provision or is subject to any law that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities as a result of the transactions this Agreement contemplates; no Related Employer has declared or paid any bonus or incentive compensation related to the transactions this Agreement contemplates; and no payments under any Company Plan or Company Benefit Arrangement would, individually or collectively, be nondeductible under Code Section 280G;

                                   (F) all reporting, disclosure, and notice
                  requirements of ERISA and the Code have been satisfied in all material respects with respect to each Company Plan and each Company Benefit Arrangement;

                                   (G) each Related Employer has paid all
                  amounts it is required to pay as contributions to the Company Plans as of the date of the Balance Sheet; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the date of the Balance Sheet; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

                                   (H) to the Knowledge of the Company, no
                  statement, either written or oral, has been made by the Related Employers to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that would involve a material increase in expense or liability under such plan or arrangement;

                                   (I) the Related Employers have no liability
                  with respect to any Benefit Plan that should have been sponsored or maintained by any ERISA Affiliate;

                                   (J) all group health plans of the Related
                  Employers materially comply with the requirements of Part 6 of Title I of ERISA ("COBRA"), Code Section 5000, and the Health Insurance Portability and Accountability Act; the Related Employers have no liability under or with respect to COBRA for their own actions or omissions or those of any predecessor; the Related Employers' voluntary employee beneficiary association, if any, is exempt from tax and complies with all requirements applicable to it; no employee or former employee (or beneficiary of either) of a Related Employer is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment , other than as applicable law requires, and Seller has provided its method and supporting documentation for any accounting charge it or the Related Employers have calculated for such benefits;

                            (iii) Schedule 3.01(o) hereto contains the most
                  recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three (3) fiscal years.

                  (p) Environmental Matters.

                            (i) Hazardous Material. To the Knowledge of the
                  Company, no Hazardous Material has been released in, on or under any property (including the land and the improvements, ground water and surface water thereof) that the Company has at any time owned, operated or leased. Schedule 3.01(p) identifies all known underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on real property owned or leased by the Company. Except as listed on Schedule 3.01(p), no underground storage tanks are currently located under any property owned, operated or leased by the Company.

                            (ii) Hazardous Materials Activities. The Company has
                  not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any Environmental Law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any Environmental Law in effect prior to or as of the date hereof and the Closing.

                            (iii) Permits. The Company currently holds all
                  environmental and health approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company (x) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (y) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. To the Company's Knowledge, there are no circumstances that may prevent such compliance in the future. Schedule 3.01(p) includes a listing and description of all Environmental Permits currently held by the Company.

                            (iv) Environmental Liabilities. No action,
                  proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to the Knowledge of the Company, threatened against the Company concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that are reasonably likely to involve the Company or any of its Subsidiaries (or any person or entity whose liability the Company or any of its Subsidiaries has retained or assumed, either by contract or operation of law) in any litigation under the Environmental Laws, or impose upon the Company or any of its Subsidiaries (or any person or entity whose liability the Company or any of its Subsidiaries has retained or assumed, either by contract or operation of law) any liability under the Environmental Laws material to the Company and its Subsidiaries on a consolidated basis.

                            (v) Environmental Subsidiary. As to the
                  Environmental Subsidiary, in addition to the other representations and warranties contained in this 3.01(p):

                                   (A) The Environmental Subsidiary is not
                  listed as the generator of any Hazardous Material on any waste manifest or other document prepared pursuant to the Environmental Laws or by contract, and the Environmental Subsidiary has not assumed, under the Environmental Laws or by contract, the responsibilities or liabilities of the generator of any Hazardous Material;

                                   (B) To the Knowledge of the Company, the
                  Environmental Subsidiary has not performed any remedial action taken pursuant to the Environmental Laws, where the remedial action is not, or it is alleged in writing by any Person or entity that the remedial action is not, constructed and operating in accordance with the Environmental Laws or contract; and

                                   (C) There are no claims, actions, causes of
                  action, or other written notices pending or, to the Company's Knowledge, threatened against the Environmental Subsidiary under the Environmental Laws or contract, arising from the Environmental Subsidiary's provision of materials or services to any Person or entity, that are not subject to coverage under the Environmental Subsidiary's insurance policies, except where such claims, actions, causes of action or other written notice will not have a Material Adverse Effect on the Environmental Subsidiary.

                           (q) Takeover Law. The Company has taken all action
necessary to ensure that the provisions of Chapter 110F of the Massachusetts General Laws will not be applicable to Purchasers or their Affiliates as a result of the transactions contemplated by the Transaction Documents.

                           (r) Status of Shares. Assuming the Stockholder
Approvals are obtained, the Shares to be issued at the Closing will have been duly authorized by all necessary corporate action on the part of the Company, and at Closing such Shares will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, and the issuance of such Shares will not be subject to preemptive rights of any other stockholder of the Company. Assuming the Stockholder Approvals have been obtained, the Shares will be eligible for listing on the American Stock Exchange subject only to notice of issuance.

                           (s) Intellectual Property.

                                      (i) The Intellectual Property that is
                  owned by the Company and its Subsidiaries (the "Owned Intellectual Property") constitutes all of the Intellectual Property used, intended to be used or held for use in connection with, necessary for the conduct of, or otherwise material to the Company and the Subsidiaries, except for Intellectual Property subject to written or oral licenses, agreements or arrangements pursuant to which the use of Intellectual Property by any Company or any Subsidiary is permitted by any Person (the "Intellectual Property Licenses" and, together with the Owned Intellectual Property, the "Company Intellectual Property"). The Owned Intellectual Property is owned free from any Liens (other than Permitted Liens). All material Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens (other than Permitted Liens). Immediately after the Closing, the Company and the Subsidiaries will own or have the right to use all the Company Intellectual Property, in each case free from Liens (except for Permitted Liens incurred in the ordinary course of business) and on the same terms and conditions as in effect prior to the Closing.

                                      (ii) To the knowledge of the Company, the
                  conduct of the business of the Company and its Subsidiaries does not infringe or conflict with the rights of any third party in respect of any Intellectual Property. To the Knowledge of the Company, none of the Company Intellectual Property is being infringed by any third party. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Knowledge of the Company, threatened, that challenges the rights of the Company or any of the Subsidiaries in respect of any Company Intellectual Property, or that claims that any default exists under any Intellectual Property License. None of the Company Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Entity adverse to the Company.

                                      (iii) The Owned Intellectual Property has
                  been duly registered with, filed in or issued by, as the case may be, the appropriate filing offices, domestic or foreign, to the extent necessary or desirable to ensure usual and customary protection for Intellectual Property in the relevant jurisdiction under any applicable law, and the same remain in full force and effect. The Company and the Subsidiaries have taken all necessary actions to ensure usual and customary protection in the relevant jurisdiction of the Company Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable law or any Contract.

                           (t) Guarantees. Section 3.01(t) of the Disclosure
Schedule sets forth a description of any obligations or liabilities of any person other than the Company or its Subsidiaries that are guaranteed by or subject to a contingent obligation of the Company or any of its Subsidiaries.

                           (u) Labor Matters. With respect to employees of and
service providers to the Related Employers:

                                   (i) the Related Employers are complying and
                  have complied in all material respects with all applicable domestic and foreign laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no claims or investigations are pending or, to the Knowledge of the Company, threatened with respect to such laws, either by private individuals or by governmental agencies;

                                   (ii) no Related Employer is or has been
                  engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against any Related Employer pending or, to the Knowledge of the Company, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

                                   (iii) no labor strike, lock-out, slowdown, or
                  work stoppage is or has been, within the last three years, pending or, to the Knowledge of the Company, threatened against or directly affecting any Related Employer; and

                                   (iv) all persons who are or were performing
                  services for any Related Employer and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of law to be so classified, and the appropriate Related Employer has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

                  (v) Brokers or Finders. Other than Houlihan, no agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Transaction Documents.

                  (w) Disclosure. To the Knowledge of the Company, no representation or warranty by the Company contained in this Agreement or any of the other Transaction Documents, or in any certificate to be furnished by or on behalf of the Company pursuant hereto or thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (x) Opinion of Independent Investment Banking Firm; Special Committee. The Special Committee of the Board (the "Special Committee") has obtained an opinion from Houlihan Lokey Howard & Zukin Capital ("Houlihan"), in a form satisfactory to the Special Committee, that the financial terms of the transactions contemplated by the Transaction Documents are fair to the holders of the Common Stock from a financial point of view. The Special Committee has recommended the execution and performance of this Agreement to the full Board.

                  (y) Year 2000. The disclosure as to Year 2000 Compatibility issues in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, is true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.

                  (z) No Illegal or Improper Transactions. Neither the Company nor any Subsidiary has, nor has any director, officer, employee, agent or affiliate of the Company or any Subsidiary, directly or indirectly, used funds or other assets of the Company or any Subsidiary, or made any promise or undertaking in such regard, for (i) illegal contributions, gifts, entertainment or other expenses relating to political activity; (ii) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (iii) illegal payments to or for the benefit of any Person, or any director, officer, employee, agent, affiliate or representative thereof; or (iv) the establishment or maintenance of a secret or unrecorded fund; and, to the Knowledge of the Company, there have been no false or fictitious entries made in the books or records of the Company or any Subsidiary.

                  (aa) Insurance.

                                   (i) All insurance policies to which the
                  Company or any of the Subsidiaries is a party or that provide coverage to any director or officer of the Company or of any of the Subsidiaries (A) are valid, outstanding, and enforceable, (B) are issued by an insurer that, to the Knowledge of the Company, is financially sound and reputable,
                  (C) taken together provide adequate insurance for the properties, assets and business of the Company and the Subsidiaries for all risks normally insured against by a Person carrying on the same or similar business or businesses,
                  (D) comply with the insurance requirements of all laws and contracts to which the Company and any of the Subsidiaries is a party or by which it is bound, except where such failures to so comply would not be reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, and (E) do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company or any of the Subsidiaries.

                                   (ii) Neither the Company nor any Subsidiary
                  has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder, except where such refusals, failures to renew or cancellations would not be reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                                   (iii) The Company and each of the
                  Subsidiaries has paid all premiums due with respect to all periods up to and including the date hereof and has otherwise performed all of its obligations under each policy to which such Person is a party or that provides coverage to such Person or any officers or directors thereof, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                                   (iv) The Company and each Subsidiary has
                  given notice to the insurer of all material claims that may be insured thereby.

                  SECTION 3.02 Representations and Warranties of TSC. TSC represents and warrants as follows:

                  (a) Organization. TSC is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

                  (b) Corporate Authority. TSC has (or will have at the time of such act) the requisite corporate or other power and authority to execute, deliver and perform each Transaction Document to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of each Transaction Document by TSC and the consummation by TSC of the transactions contemplated hereby and thereby have been duly authorized (or will have been duly authorized at the time of such act) and no other corporate proceedings on the part of TSC are necessary to authorize any Transaction Document or for TSC to consummate the transactions so contemplated. Each Transaction Document to which TSC is or will be a party is, or when executed and delivered will be, a valid and binding agreement of such party, enforceable against TSC in accordance with the terms thereof, assuming that each Transaction Document to which TSC is a party is a valid and binding agreement of the Company and each other Purchaser (as applicable).

                  (c) No Violations; Consents and Approvals.

                                   (i) The execution, delivery or performance by
                  TSC of each Transaction Document to which it is or will be a party or the consummation by TSC of the transactions contemplated thereby (A) will not result - in a violation or breach of its articles or certificate of incorporation or by-laws (or other organizational documents) or (B) subject to the governmental filings and other matters referred - to in clause (ii) below, will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any Lien upon any of the properties or assets of TSC or the Company and its Subsidiaries under any judgment, order, decree, statute, law, regulation or rule applicable to TSC.

                                   (ii) Except for consents, approvals, orders,
                  authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the HSR Act (and filings after the Closing, if any, under Regulation D, Section 13(d) and/or Section 16 of the Exchange
                  Act), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to TSC in connection with the execution, delivery or performance by TSC of each Transaction Document to which it is or will be a party or the consummation by TSC of the transactions contemplated hereby and thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations, filings or agreements would not have a Material Adverse Effect on TSC).

                  (d) Acquisition for Investment. TSC is acquiring the Shares being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and TSC has no present intention or plan to effect any distribution of Shares; provided that the disposition of TSC's property shall at all times be and remain within its control and subject to the provisions of this Agreement and the Registration Rights Agreement. TSC is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Act.

                  (e) Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee from TSC in connection with any of the transactions contemplated by the Transaction Documents.

                  (f) Proxy Statement. The information to be supplied by TSC for inclusion in the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make such statements made in Proxy Statement not false or misleading. If at any time prior to Stockholder Meeting any event relating to TSC or any of its Affiliates, officers or directors should be discovered by TSC which should be set forth in a Supplement to the Proxy Statement, TSC shall promptly inform the Company.

         SECTION 3.03 Representations and Warranties of National Union. National Union represents and warrants as follows:

                  (a) Organization. National Union is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

                  (b) Authority. National Union has (or will have at the time of such act) the requisite corporate or other power and authority to execute, deliver and perform each Transaction Document to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of each Transaction Document by National Union and the consummation by National Union of the transactions contemplated hereby and thereby have been duly authorized (or will have been duly authorized at the time of such act) and no other proceedings on the part of National Union are necessary to authorize any Transaction Document or for National Union to consummate the transactions so contemplated. Each Transaction Document to which National Union is or will be a party is, or when executed and delivered will be, a valid and binding agreement of such party, enforceable against National Union in accordance with the terms thereof, assuming that each Transaction Document to which National Union is a party is a valid and binding agreement of the Company and each other Purchaser (as applicable).

                  (c) No Violations; Consents and Approvals.

                                   (i) The execution, delivery or performance by
                  National Union of each Transaction Document to which it is or will be a party or the consummation by National Union of the transactions contemplated thereby (A) will not result in a violation or breach of its articles or certificate of incorporation or by-laws (or other organizational documents) or (B) subject to the governmental filings and other matters referred to in clause (ii) below, will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any Lien upon any of the properties or assets of National Union or the Company and its Subsidiaries under any judgment, order, decree, statute, law, regulation or rule applicable to National Union.

                                   (ii) Except for consents, approvals, orders,
                  authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the HSR Act (and filings after the Closing, if any, under Regulation D, Section 13(d) and/or Section 16 of the Exchange
                  Act), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to National Union in connection with the execution, delivery or performance by National Union of each Transaction Document to which it is or will be a party or the consummation by National Union of the transactions contemplated hereby and thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations, filings or agreements would not have a Material Adverse Effect on National Union).

                  (d) Acquisition for Investment. Except as contemplated by
Section 9.07, National Union is acquiring the Shares being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and National Union has no present intention or plan to effect any distribution of Shares; provided that the disposition of National Union's property shall at all times be and remain within its control and subject to the provisions of this Agreement and the Registration Rights Agreement. National Union is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Act.

                  (e) Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee from National Union in connection with any of the transactions contemplated by the Transaction Documents.

                  (f) Proxy Statement. The information to be supplied by National Union for inclusion in the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make such statements made in Proxy Statement not false or misleading. If at any time prior to Stockholder Meeting any event relating to National Union or any of its Affiliates, officers or directors should be discovered by National Union which should be set forth in a Supplement to the Proxy Statement, National Union shall promptly inform the Company.

         SECTION 3.04 Representations and Warranties of O&G. O&G represents and warrants as follows:

                  (a) Organization. O&G is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

                  (b) Authority. O&G has (or will have at the time of such act) the requisite corporate or other power and authority to execute, deliver and perform each Transaction Document to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of each Transaction Document by O&G and the consummation by O&G of the transactions contemplated hereby and thereby have been duly authorized (or will have been duly authorized at the time of such act) and no other corporate proceedings on the part of O&G are necessary to authorize any Transaction Document or for O&G to consummate the transactions so contemplated. Each Transaction Document to which O&G is or will be a party is, or when executed and delivered will be, a valid and binding agreement of such party, enforceable against O&G in accordance with the terms thereof, assuming that each Transaction Document to which O&G is a party is a valid and binding agreement of the Company and each other Purchaser (as applicable).

                  (c) No Violations; Consents and Approvals.

                                   (i) The execution, delivery or performance by
                  O&G of each Transaction Document to which it is or will be a party or the consummation by O&G of the transactions contemplated thereby (A) will not result in a violation or breach of its articles or certificate of incorporation or by-laws (or other organizational documents) or (B) subject to the governmental filings and other matters referred to in clause (ii) below, will not result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any Lien upon any of the properties or assets of O&G or the Company and its Subsidiaries under any judgment, order, decree, statute, law, regulation or rule applicable to O&G.

                                   (ii) Except for consents, approvals, orders,
                  authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the HSR Act (and filings after the Closing, if any, under Regulation D, Section 13(d) and/or Section 16 of the Exchange
                  Act), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to O&G in connection with the execution, delivery or performance by O&G of each Transaction Document to which it is or will be a party or the consummation by O&G of the transactions contemplated hereby and thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations, filings or agreements would not have a Material Adverse Effect on O&G).

                  (d) Acquisition for Investment. O&G is acquiring the Shares being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and O&G has no present intention or plan to effect any distribution of Shares; provided that the disposition of O&G's property shall at all times be and remain within its control and subject to the provisions of this Agreement and the

Registration Rights Agreement. O&G is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Act.

                  (e) Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee from O&G in connection with any of the transactions contemplated by the Transaction Documents.

                  (f) Proxy Statement. The information to be supplied by O&G for inclusion in the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make such statements made in Proxy Statement not false or misleading. If at any time prior to Stockholder Meeting any event relating to O&G or any of its Affiliates, officers or directors should be discovered by O&G which should be set forth in a Supplement to the Proxy Statement, O&G shall promptly inform the Company.

                                   ARTICLE IV

                             [INTENTIONALLY OMITTED]


                                   ARTICLE V

                       COVENANTS AND ADDITIONAL AGREEMENTS

         SECTION 5.01 Pre-Closing Activities. From and after the date of this Agreement until the Closing, each of the Company and Purchasers shall act with good faith towards each other, and shall use all commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by the Transaction Documents and neither the Company nor any Purchaser will take any action that would prohibit or materially impair its ability to consummate the transactions contemplated by the Transaction Documents.

         SECTION 5.02 Covenants of the Company. During the period from the date of this Agreement and continuing until the Closing, the Company agrees as to itself and the Subsidiaries that, except as provided in Section 5.02 of the Disclosure Schedule, or to the extent that Purchasers otherwise consent in writing:

                  (a) Ordinary Course. The Company will conduct its business in the ordinary course in substantially the same manner as presently conducted and the Company will use commercially reasonable efforts to keep available the services of the current officers and employees and to preserve the relationships with customers, suppliers and others having business dealings with the Company.

                  (b) Other Transactions. The Company will not, nor will it permit any of the Subsidiaries to, do any of the following (except as otherwise specifically contemplated herein or in any other Transaction Document):

                                   (i) amend its Articles of Organization,
                  By-laws or other organizational documents (except for immaterial amendments to the Articles of Organization or By-laws of any Subsidiaries, provided such amendments in no way materially and adversely affect Purchasers or the rights granted or to be granted to the Purchasers under any Transaction Document);

                                   (ii) declare or pay any cash or non-cash
                  dividend or make any cash or non-cash distribution with respect to any securities of the Company (other than payment of dividends in kind pursuant to the Series B Preferred Stock);

                                   (iii) redeem or otherwise acquire any shares
                  of its capital stock or issue any capital stock (except upon exercise of options issued or agreed to be issued prior to the date hereof under a Company Stock Plan) or any option, warrant or right relating thereto;

                                   (iv) incur any liabilities, obligations or
                  indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice and as permitted under the Credit Facility;

                                   (v) permit, allow or suffer any assets or
                  properties of the Company to be subject to any Lien other than Permitted Liens;

                                   (vi) guarantee or otherwise become
                  contingently liable for any obligation of any third party other than in the ordinary course of business;

                                   (vii) make any change in any method of
                  accounting or accounting practice or policy, except as may be required by GAAP;

                                   (viii) enter into any agreement or take any
                  action in violation of the terms of this Agreement or any of the other Transaction Documents;

                                   (ix) settle any material tax audit, make or
                  change any tax election or amend any Tax Returns; or

                                   (x) agree, whether in writing or otherwise,
                  to do any of the foregoing.

                  (c) Employee Benefits. Except in the ordinary course of business and consistent with past practice (which shall include normal periodic performance reviews and related benefit increases and the increases approved at the December 8, 1999 meeting of the Board of Directors) or pursuant to the existing terms of any collective bargaining agreement, the Company will not, nor will it permit any of the Subsidiaries to (i) increase in any manner the compensation of any of the officers or other employees of the Company or its Subsidiaries; (ii) adopt, amend, terminate, or increase liability with respect to any Company Plan or Company Benefit Arrangement or commit to do so; or (iii) enter into, or negotiate, any collective bargaining agreement with respect to employees of the Company or its Subsidiaries except as required by law, in which case the Company or such Subsidiary shall first notify Purchasers.

         SECTION 5.03 HSR. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective all necessary filings required pursuant to the HSR Act as soon as commercially practicable after the date of this Agreement, and shall use their best efforts to obtain the early termination of the waiting period thereunder, provided that neither the Company nor any Purchaser shall be required to agree to dispose of or hold separate any material portion of its business or assets.

         SECTION 5.04 [Intentionally Omitted]

         SECTION 5.05 Stockholder Approvals; Proxy Statement.

                  (a) The Company shall call a meeting of its stockholders (the "Stockholder Meeting") for the purpose, among others, of obtaining stockholder approvals for: (i) an amendment to the Articles of Organization increasing the number of authorized shares of Common Stock to at least as many shares of Common Stock as are necessary to consummate the transaction contemplated hereby and
(ii) the issuance and sale (the "Issuance") of the Shares to Purchasers and the exchange of the Series B Preferred Stock for shares of Common Stock as contemplated by Section 6.03(c) (the "Stockholder Meeting Proposals"). The Stockholder Meeting shall be held as soon as practicable but in no event later than the Outside Date. For purposes of this Agreement, "Stockholder Approvals" shall mean, as to clause (i), the affirmative vote of the holders of a majority of the shares of the Equity Securities entitled to vote thereon and, as to clause (ii), the affirmative vote of the holders of a Disinterested Majority of the Equity Securities entitled to vote thereon. Where so required by applicable Massachusetts law or the Articles of Organization, Stockholder Approvals shall mean the separate vote of each class of stock entitled to vote thereon.

                  (b) The Company will prepare and file with the SEC a proxy statement relating to the Stockholder Meeting (as amended or supplemented and including documents incorporated by reference therein, the "Proxy Statement") and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company shall notify Purchasers of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Purchasers and their counsel with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall give Purchasers and their counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Purchasers and their counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Purchasers agrees to use reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC. After the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. If at any time prior to the Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

                  (c) The Proxy Statement will not, at the date mailed to the Company's stockholders and at the date of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein as to information concerning Purchasers or their Affiliates supplied in writing by Purchasers or any of their Affiliates specifically for inclusion in the Proxy Statement.

                  (d) Unless this Agreement has been terminated (i) pursuant to
Section 7.01(d)(ii) (based upon a failure of the condition set forth in Section 6.02(d)), or (ii) pursuant to Section 7.01(d)(iii) based upon the existence of a Superior Transaction Proposal that the Board intends to accept, the Board and the Special Committee shall recommend that the Company's stockholders approve the Stockholder Meeting Proposals and the Company shall use its best efforts to obtain the necessary approvals by its stockholders of the Stockholder Meeting Proposals.

         SECTION 5.06 Stock Exchange Listing. The Company shall use its commercially reasonable efforts to cause Purchasers to receive, prior to Closing, assurance from the American Stock Exchange (the "Exchange"), in a form reasonably satisfactory to the Purchasers, that: (a) in accordance with the rules of the Exchange, all Shares will be eligible for listing on the Exchange; and (b) consummation of the transactions contemplated herein or in any other Transaction Document will not cause any securities of the Company already listed on the American Stock Exchange to lose their listing privileges.

         SECTION 5.07 Transaction Proposals.

                  (a) For purposes of this Agreement, "Transaction Proposal" means any inquiry, proposal or offer from any Person (other than a Person that is an Affiliate of the Purchasers) relating to (i) any purchase or other acquisition from the Company of assets representing 20% or more of the net revenues, net income or profits of the Company and its Subsidiaries, taken as a whole, (ii) any purchase or other acquisition of any class of securities of the Company for a purchase price in excess of $20 million, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole). For purposes of this

Section 5.07, separate Transaction Proposals by Affiliates or by Persons in a "group" (as defined in the rules promulgated under Section 13 of the Exchange
Act), as well as separate Transaction Proposals that are adopted by the Company as part of a plan of financing or capitalizing the Company shall be aggregated and treated as a single proposal for purposes of determining whether such proposal or proposals exceed the thresholds set forth in this Section 5.07(a).

                  (b) At least ten (10) days prior to either (x) accepting any Transaction Proposal or (y) any change by the Board or the Special Committee in their respective recommendations concerning the Stockholder Meeting Proposals (if following the receipt of any Transaction Proposal), the Company shall advise Purchasers orally and in writing of such Transaction Proposal and the material terms and conditions of such Transaction Proposal and the identity of the Person making any such Transaction Proposal. During such ten day period, the Company shall negotiate in good faith to determine whether Purchasers can or are willing to make a proposal that is superior to the Transaction Proposal. Subject to complying with the foregoing provisions of this Section 5.07, the Special Committee and its representatives and advisors on behalf of the Company may solicit Transaction Proposals and furnish or cause the Company to furnish information with respect to the Company and its Subsidiaries to any Person and may participate in discussions or negotiations regarding any Transaction Proposal.

         SECTION 5.08 Access and Information.

                  (a) Access. From the date hereof until the Closing (and in any event subject to the provisions of Section 5.09(a)), the Company shall permit Purchasers (and their designated representatives) to visit and inspect any of the properties of the Company and the Subsidiaries, including the books and records of the Company and the Subsidiaries (and to make extracts and copies therefrom), and to consult with respect to and discuss the affairs, businesses, finances, operations and accounts of the Company and the Subsidiaries with the officers, directors, employees, affiliates and agents of such entities, all at such reasonable times and as often as Purchasers may reasonably request.

                  (b) Information. The Company covenants that so long as any Purchaser owns shares of Common Stock equal in number to at least 5% of the Shares sold to it on the Closing Date, the Company will deliver to such Purchaser the following:

                                   (i) As soon as practicable and in any event
                  within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, (A) a consolidated statement of income and consolidated statements of changes in financial position and cash flows of the Company and the Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and (B) a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarterly period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year and corresponding figures for the budget for such quarterly period, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this clause (i);

                                   (ii) As soon as practicable and in any event
                  within 120 days after the end of each fiscal year, (A) a consolidated statement of income and consolidated statements of changes in financial position and cash flows of the Company and the Subsidiaries for such year, and (B) a consolidated balance sheet of the Company and the Subsidiaries as of the end of such year, setting forth in each case, in comparative form, corresponding consolidated figures from the preceding annual audit and corresponding figures for the budget for such fiscal year, all in reasonable detail together with an opinion directed to the Company of independent public accountants of recognized standing selected by the Company; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (ii);

                                   (iii) Promptly upon transmission thereof,
                  copies of all financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than on Form S-8 or any similar successor form, and all reports which it files with the SEC (or any governmental body or agency succeeding to the functions of the SEC);

                                   (iv) Promptly upon receipt thereof, copies of
                  all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the books of the Company or any Subsidiary made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit; and

                                   (v) With reasonable promptness, such other
                  financial data as any Purchaser may reasonably request.

         SECTION 5.09 Confidentiality and Publicity.

                  (a) Confidentiality. Each of the Purchasers recognizes and acknowledges that it has in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company. Each Purchaser agrees that it will not disclose confidential information with respect to the Company to any Person for any purpose or reason whatsoever, except to authorized representatives of such Purchaser and to counsel and other advisers, provided, however, that such advisers (other than counsel) agree to the confidentiality provisions of this subsection 5.09(a), unless (i) such information is publicly known or becomes known to the public generally through no fault of any of the Purchasers, (ii) is independently developed by the Purchasers without the use of the Company's confidential information, (iii) is disclosed without similar restrictions to a third party by the Company or a Subsidiary, or (iv) disclosure is required by law (including securities law disclosure requirements and stock exchange rules), or the order of any governmental authority under color of law, or to enforce its rights under this Agreement; provided, however, that prior to disclosing any information pursuant to this Section 5.09(a), a Purchaser shall, if reasonably possible, give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure.

                  (b) Publicity. Prior to Closing, the Company and Purchasers will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

         SECTION 5.10 Restrictions. Each Purchaser covenants and agrees with the Company that such Purchaser will not dispose of any of such Purchaser's shares of the Shares except pursuant to (a) an effective registration statement under the Act or (b) an applicable exemption from registration under the Act. In connection with any sale by a Purchaser pursuant to clause (b) of the preceding sentence, such Purchaser shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale.

         SECTION 5.11 Further Assurances. Following the Closing Date, the Company shall, and shall cause each of the Subsidiaries to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Purchasers, to confirm and assure the rights and obligations provided for in this Agreement and the Transaction Documents and render effective the consummation of the transactions contemplated hereby and thereby.

         SECTION 5.12 Directors' and Officers' Indemnification and Insurance.

                  (a) The provisions with respect to indemnification that are set forth in the bylaws of the Company shall not be amended, repealed or otherwise modified for a period of six years from the Closing Date in any manner that would affect adversely the rights thereunder of individuals who are or, at any time prior to the Closing Date, were directors, officers, employees or agents of Company with respect to claims arising from facts or events that occurred at or prior to the Closing.

                  (b) Prior to the Closing, the Company shall have offered each director of the Company the opportunity to enter into an indemnification agreement in a form reasonably acceptable to such director (the "Indemnification Agreements").

                  (c) For a period of six years after the Closing Date, the Company shall maintain in effect the directors' and officers' liability insurance policies maintained by the Company immediately prior to the Closing; provided, however, that the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous with respect to claims arising from facts or events which occurred at or before the Closing; provided further, however, that, in no event shall the

Company be required to expend in any one year in excess of 125% of the annual premium currently paid by the Company for such coverage, which current premium amount is set forth on the Disclosure Schedule and if the premium for such coverage exceeds such amount, the Company shall purchase a policy with the greatest coverage available for such 125% of the annual premium.

                  (d) If the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this
Section 5.12.

                  (e) The foregoing provisions of Section 5.12 are obligations of the Company and not of any of the Purchasers.

         SECTION 5.13 Shareholders Agreement. Each of the parties agrees (i) that they will enter into the Shareholders Agreement, (ii) that the Shareholders Agreement shall not become effective prior to the Closing and (iii) that the Exchange Agreement to be entered into by and between the Company and holders of Series B Preferred Stock shall not restrict or impede the parties thereto from considering or accepting any Superior Transaction Proposal.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.01 Conditions to Each Party's Obligations. The obligations of the Company and each Purchaser to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so:

                  (a) HSR and Other Approvals. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity (including, without limitation, any foreign antitrust filing) necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.

                  (b) No Litigation, Injunctions, or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, investigation, suit, proceeding, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity that presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or any of the Transaction Documents or the obtaining of material damages or other relief from any one or more of the Purchasers in connection therewith.

                  (c) Stockholder Approvals. The Stockholder Approvals have been obtained.

                  (d) Management Agreement Amendment. The management agreement by and among the Company, TSC and Ronald N. Tutor dated January 17, 1997, as amended on December 23, 1998 and December 31, 1999 (the "Management Agreement Amendment"), shall be in full force and effect.

         SECTION 6.02 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof by the Company prior to the Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of each Purchaser that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date) and the Company shall have received a certificate signed by an authorized officer of each Purchaser to such effect.

                  (b) Performance of Obligations of Purchasers. Each Purchaser shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by such Purchaser under this Agreement, and the Company shall have received a certificate signed by the chief executive officer and chief financial officer of each Purchaser to such effect.

                  (c) Closing Deliveries. Purchasers shall have delivered to the Company on or before the Closing the following:

                                   (i) The Registration Rights Agreement, to be
                  dated as of the date of the Closing, in substantially the form of Exhibit 6.02(c)(i), executed by Purchasers;

                                   (ii) The Shareholders Agreement, to be dated
                  as of the date of the Closing, substantially in the form of
                  Exhibit 6.02(c)(ii), executed by Purchasers;

                                   (iii) Executed and conformed copies of such
                  other certificates, letters and documents as the Company may reasonably request and as are customary for transactions such as those contemplated by this Agreement;

                                   (iv) $10 million by TSC by wire transfer of
                  immediately available funds as its share of the Purchase
                  Price;

                                   (v) $10 million by O&G by wire transfer of
                  immediately available funds as its share of the Purchase
                  Price;

                                   (vi) $20 million by National Union by wire
                  transfer of immediately available funds as its share of the Purchase Price; and

                                   (vii) a Certificate of the Secretary or
                  Assistant Secretary of each of the Purchasers dated as of the Closing Date certifying: (1) that attached thereto is a true and complete copy of the By-Laws, or comparable organization document, of such Purchaser as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of such Purchaser authorizing the execution, delivery and performance of the Agreement, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that attached thereto is a true and complete copy of such Purchasers' articles of incorporation, or comparable organization document, as in effect on the date of such certification; and (4) to the incumbency and specimen signature of certain officers of the Company.

                  (d) Bring Down of Fairness Opinion. The Special Committee shall have affirmed its recommendation to the Board that the Company execute and perform this Agreement after the delivery of a "bring down" fairness opinion by the Special Committee's financial advisor in a form reasonably satisfactory to the Special Committee as of a date no earlier than three days prior to the Closing.

         SECTION 6.03 Conditions to the Obligations of Purchasers. The obligations of each Purchaser to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Purchasers shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by the Company under this Agreement, and Purchasers shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

                  (c) Series B Preferred Stock. Holders of the Series B Preferred Stock shall have agreed to exchange no less than 100% of the then outstanding face amount of those securities (including accrued but unpaid dividends) in exchange for Common Stock at an exchange price of $5.50 per share of Common Stock. In addition, the holders of the Series B Preferred Stock shall have approved the amendments, revisions and waivers to the certificate of vote for the Series B Preferred Stock and the Stock Purchase and Sale Agreement, dated as of July 24, 1996, by and among Richard C. Blum & Associates, L.P., PB Capital Partners, L.P., and Perini Corporation, as amended (the "Series B Purchase Agreement"), set forth on Exhibit 6.03(c).

                  (d) By-Law Amendments. The By-Laws shall have been amended and restated in accordance with Exhibit 6.03(d) and such amendments (the "By-Law Amendment") shall have been approved and made effective by the Board, the Executive Committee and the holders of the Series B Preferred Stock, subject to Closing.

                  (e) Due Diligence. Each Purchaser (other than TSC) shall be fully satisfied in its sole discretion with the results of its review of, and its due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and conditions (financial or otherwise) of the Company (including the Disclosure Schedule). A Purchaser shall be deemed to be so satisfied unless it notifies the Company in writing at or prior to 11:59 p.m., Eastern Time, on the date that is fourteen (14) calendar days after the date of this Agreement (the "Diligence Termination Time") that it is terminating this Agreement pursuant to Section 7.01(c)(iv) because it is not so satisfied. Until the Closing, the Company shall (and shall cause each of the Subsidiaries to) cooperate promptly and fully with Purchasers' officers, employees, counsel, accountants and other authorized representatives (the "Representatives") and shall afford such Representatives reasonable access during normal business hours to all of its (1) sites, properties, books, contracts and records and personnel and advisers (who will be instructed by the Company to cooperate), (2) such additional financial and operating data and other information as to its business and properties as the Purchasers may from time to time reasonably request, including without limitation, access upon reasonable request to the Company's Representatives, major customers, vendors, suppliers and creditors for due diligence inquiry. The Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers or their Representatives may reasonably request on or before the Diligence Termination Time; provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business. The Purchasers will keep all information and documents obtained pursuant to this Section 6.03(e) on a confidential basis subject to Section 5.09(a).

                  (f) Poison Pill. The Rights Agreement shall be in full force and effect and not have been otherwise amended, modified or supplemented on or after the date of this Agreement; provided, however, that the Board shall have amended or waived provisions of the Rights Agreement such that (i) neither the execution nor the delivery of any Transaction Document nor the fulfillment of the terms of any Transaction Document by the Company or any of the Purchasers nor the issuance of Shares as herein and therein contemplated will cause there to be a Stock Acquisition Date or a Distribution Date and (ii) the Purchasers will not be deemed to be Adverse Persons (as those terms are defined in the Rights Agreement).

                  (g) Credit Facility. The bank loan syndicate representing the lenders to the Company pursuant to the Amended and Restated Credit Agreement, dated as of January 17, 1997, among the Company, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, as amended from time to time (the "Credit Facility"), shall have agreed to convert the Credit Facility to a term loan and revolving credit facility, substantially in accordance with the terms set forth on Exhibit 6.03(g)

                  (h) Closing Deliveries. The Company shall have delivered to Purchasers on or before the Closing the following:

                                   (i) Opinion of Goodwin, Procter & Hoar LLP,
                  dated as of the Closing Date, in form reasonably satisfactory to Purchasers;

                                   (ii) The Registration Rights Agreement,
                  executed by the Company;

                                   (iii) The Shareholders Agreement, executed by
                  the Company;

                                   (iv) Certificate of the Secretary or
                  Assistant Secretary of the Company dated as of the Closing Date certifying: (i) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of the Agreement, the issuance, sale and delivery of the Shares, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Transaction Documents; (iii) that attached thereto is a true and complete copy of the Articles of Organization as in effect on the date of such certification; and (iv) to the incumbency and specimen signature of certain officers of the Company;

                                   (v) Certificates representing the number of
                  the shares of Common Stock to be purchased, as described in
                  Section 2.02; and

                                   (vi) Executed and conformed copies of such
                  other certificates, letters and documents as Purchasers may reasonably request and as are customary for transactions such as those contemplated by this Agreement and the Transaction Documents.

                  (i) Tax Matters. The Company shall have received an opinion in the form of Exhibit 6.03(i) hereto, from the Company's independent tax advisors that a "change in ownership" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, shall not occur as a result of (i) the sale of 9,411,765 shares of Common Stock for $40 million, (ii) the exchange of 100% of the Series B Preferred Stock for Common Stock at a price of $5.50 per share, or (iii) any other transaction or occurrence prior to the Closing.

                  (j) Corporate Proceedings. All corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the Transaction Documents, and all documents and instruments incident thereto, shall be satisfactory in form and substance to Purchasers and its counsel, and Purchasers and its counsel shall have received all such documents and instruments, or copies thereof, certified or requested, as may be reasonably requested. The Special Committee of the Board shall have recommended the execution and performance of this Agreement and the Transaction Documents to the full Board after the delivery of a fairness opinion by the Special Committee's financial advisor in a form reasonably satisfactory to the Special Committee and the full Board shall have approved such execution and performance.

                  (k) Material Adverse Effect. No event, change or development shall exist or have occurred since the date hereof which, individually or in the aggregate with other events, changes or developments, has had or is reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; provided, however, that Material Adverse Effect with respect to this Section 6.03(k) shall not include (i) changes in general industry, economic, regulatory, political or stock market conditions that affect the Company (or the markets in which the Company competes) in a manner not disproportionate to the manner in which such conditions affect other companies in the industries or markets in which the Company competes; (ii) any circumstances or events (including, without limitation, any loss of personnel, loss of customers, loss of suppliers or the delay or cancellation of any orders for products) arising primarily out of or resulting primarily from actions contemplated by Company and the Purchasers in connection with this Agreement and/or the transactions contemplated hereby; or (iii) changes in GAAP.

                  (l) Chapter 110F. The Issuance of the Shares hereunder shall have been exempted from the provisions of Chapter 110F of the Massachusetts General Laws.

                  (m) Listing. The Shares shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance, as required.

                  (n) Fundamental Corporate Changes. Except as specifically contemplated hereby, the Company shall not have caused or permitted (i) any change to the composition of the Executive Committee of the Board, or (ii) any change to be made to the duties, rights and responsibilities of the Chairman. Ronald S. Tutor shall be serving as Chairman of the Company.

                  (o) Additional Conditions.

                                   (i) As to TSC, O&G and National Union shall
                  have delivered at the Closing their respective portions of the Purchase Price, each of O&G and

                  National Union shall have executed and delivered the Shareholders Agreement at the Closing.

                                   (ii) As to O&G, TSC and National Union shall
                  have delivered at the Closing their respective portions of the Purchase Price, each of TSC and National Union shall have executed and delivered the Shareholders Agreement at the Closing.

                                   (iii) As to National Union, O&G and TSC shall
                  have delivered at the Closing their respective portions of the Purchase Price, each of O&G and TSC shall have executed and delivered the Shareholders Agreement at the Closing.

                  (p) Certain Events. There shall not be in effect on the Closing Date (i) any suspension or limit of trading in securities generally on the American Stock Exchange (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), (ii) the imposition generally of minimum or maximum prices on such exchange or on The Nasdaq Stock Market or additional material governmental restrictions, in either case not in force on the date of this Agreement, by such exchange or by order of the SEC or the National Association of Securities Dealers or any court or other governmental authority, (iii) the declaration of any general banking moratorium by either Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis, the effect of any of which of the items referred to in clauses (i), (ii), (iii) and (iv) is such as to make it, in reasonable judgment of any Purchaser, impracticable or inadvisable to acquire the Shares on the terms and in the manner contemplated by this Agreement.

                                  ARTICLE VII

                                   TERMINATION

         SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after the Stockholder Approvals have been obtained:

                  (a) by mutual written consent of all of the Purchasers and the Company;

                  (b) by any Purchaser or the Company:

                                   (i) if the Closing shall not have occurred
                  prior to April 5, 2000, sixty days from the date of this Agreement (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement results in the failure of the Closing to occur; and provided further, that the Outside Date shall be extended by no more than sixty (60) days in the event that the conditions to the Purchasers' obligations to close cannot be satisfied due to events that are not within the control of, and have not been caused by, the Company or the Special Committee, for which purposes delays caused by review or comments by the SEC shall not be deemed to have been within the control of or caused by the Company or the Special Committee; or

                                   (ii) if the Stockholder Approvals shall not
                  have been obtained notwithstanding the holding of a vote on the Stockholder Meeting Proposals at the Stockholder Meeting (including any adjournment or postponement) contemplated by
                  Section 5.05 (provided that the right to terminate this Agreement under this Section shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

                                   (iii) if there shall be any statute, law,
                  regulation or rule that makes consummating the transactions contemplated hereby illegal or if any court or other Governmental Entity of competent jurisdiction shall have issued a judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such judgment, order, decree or ruling shall have become final and non-appealable (provided that, the party seeking to terminate pursuant to this Section shall have used commercially reasonable efforts to have any such order, decree, ruling or other action vacated or lifted);

                           (c) by any Purchaser:

                                   (i) if the Company shall have failed to
                  perform in any material respect any of its obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached in any material respect any representation or warranty not so qualified, and the Company has failed to perform such obligation or cure such breach, within 30 days of its receipt of written notice thereof from such Purchaser, and such failure to perform shall not have been waived in accordance with the terms of this Agreement; or

                                   (ii) if the Board or any committee thereof
                  withdraws or modifies (or publicly announces its intention to do so, or resolves to do so) in a manner adverse to Purchasers (as determined by any Purchaser in its reasonable judgment) its approval or recommendation of this Agreement or the transactions contemplated hereby or approves or recommends a Transaction Proposal; or

                                   (iii) if any of the conditions set forth in
                  Section 6.01 (other than Section 6.01(c)) or 6.03 shall become impossible to fulfill (other than as a result of any breach by such Purchaser of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or

                                   (iv) if any Purchaser (other than TSC) is not
                  satisfied with the Company (including as to any matters contemplated by the Disclosure Schedules or the Filed Company SEC Documents) as a result of its due diligence review and has given the notice in the manner required by Section 6.03(e);

                           (d) by the Company:

                                   (i) if any of the Purchasers shall have
                  failed to perform in any material respect any of their obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached in any material respect any representation or warranty not so qualified, and Purchasers have failed to perform such obligation or cure such breach, within 30 days of its receipt of written notice thereof from the Company, and such failure to perform shall not have been waived in accordance with the terms of this Agreement; or

                                   (ii) if any of the conditions set forth in
                  Section 6.01 (other than Section 6.01(c)) or 6.02 shall become impossible to fulfill (other than as a result of any breach by the Company of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or

                                   (iii) upon ten (10) days written notice to
                  Purchasers, if all of the following conditions have been met:
                  (x) the Company has complied with the terms of Section 5.07,
                  (y) the Company has received a Transaction Proposal that the Special Committee has concluded, based on the advice of a nationally-recognized investment banking firm (which shall include Houlihan), is superior to the terms set forth herein (a "Superior Transaction Proposal"), and (z) the Special Committee determines in good faith, after consultation with outside counsel, that it is advisable to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law.

         SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or any Purchaser as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of either Purchaser or the Company, other than the provisions of this Section 7.02, Section 5.09(a) and Article IX and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.03 Termination by One Purchaser. Notwithstanding the provisions of this Article VII, the exercise by any one Purchaser of its termination rights under Section 7.01 shall relieve such Purchaser of all obligations under this Agreement (other than those set forth in this Section 7.03, Section 5.09(a) and Section 9.08) but shall not result in the termination of this Agreement if, within five Business Days of receipt of such termination notice by the other Purchasers, one or more of the other Purchasers shall agree to an amendment to Exhibit 2.01 pursuant to which all Shares proposed to be purchased under this Agreement are purchased by the other Purchasers (and provide a copy of such amended Exhibit
2.01 to the Company).

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.01 Indemnification of Purchasers. The Company covenants and agrees to defend, indemnify and hold harmless each of the Purchasers, their Affiliates (other than the Company and any of its Subsidiaries), and their respective officers, directors, partners, employees, agents, advisers and representatives (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all Indemnifiable Losses resulting from or based on (or allegedly resulting from or based on):

                  (a) any litigation or claims (including by any stockholders of the Company in connection with any derivative actions, but not including any litigation or claims brought or made by any of the Purchaser Indemnitees under this clause (a)) resulting from or based on (or allegedly resulting from or based on) any of the transactions contemplated by the Transaction Documents, provided that the indemnity provided in this clause (a) shall not include (i) losses resulting from or based on the acts or omissions of Purchaser Indemnitees following the Closing, or (ii) claims resulting from or based on a breach by any of the Purchasers of its obligations, representations, warranties, agreements or covenants under this Agreement; or (iii) claims resulting from any contract, obligation or other agreement between a third party claimant (other than a stockholder, whether common or preferred, bondholder, lender, director or officer of the Company (or an Affiliate of any of the foregoing)) and any Purchaser; provided, however, that in no such case shall this Section 8.01(a) be construed to limit the indemnity rights that a Purchaser Indemnitee may have in any other Transaction Document; or

                  (b) any breach by the Company of any representation, warranty, covenant or obligation of the Company hereunder or under any other Transaction Document.

The Company shall reimburse the Purchaser Indemnitees for any legal or other expenses incurred by such Purchaser Indemnitees in connection with investigating or defending any such Indemnifiable Losses as such expenses are incurred. Notwithstanding the foregoing provisions of this Section 8.01, the Company shall not be liable to a Purchaser Indemnitee in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or omission made in the Proxy Statement, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Purchaser Indemnitee (or its Affiliates), specifically for use in the preparation thereof.

         SECTION 8.02 Indemnification Procedures. Promptly after receipt by a Purchaser Indemnitee of notice of the commencement of any action or the written assertion of any claim, such Purchaser Indemnitee shall, if a claim in respect thereof is to be made against the Company, as the case may be (the "Indemnifying Person"), notify the Indemnifying Person in writing of the commencement or the written assertion thereof. Failure by a Purchaser Indemnitee to so notify the Indemnifying Person shall relieve the Indemnifying Person from the obligation to indemnify such Purchaser Indemnitee only to the extent that the Indemnifying Person suffers actual and material prejudice as a result of such failure but in no event shall such failure to notify the Indemnifying Person (i) constitute prejudice suffered by the Indemnifying Person if it has otherwise received notice of the actions giving rise to such obligation to indemnify or (ii) relieve it from any liability or obligation that it may otherwise have to such Purchaser Indemnitee under this Agreement. In case any such action or claim shall be brought or asserted against any Purchaser Indemnitee and it shall notify the Indemnifying Person of the commencement or assertion thereof, the Indemnifying Person shall be entitled to participate therein but the defense of such action or claim shall be conducted by counsel to the Purchaser Indemnitee, provided, however, that the Indemnifying Person shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Purchaser Indemnitees, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding and provided further that a Purchaser Indemnitee shall not enter into any settlement of any such claim without the prior consent of the Company, such consent not to be unreasonably withheld or delayed.

         SECTION 8.03 Survival of Representations, Warranties and Covenants. Except as provided in clauses (a), (b) or (c) of this Section 8.03, the representations, warranties, covenants, and agreements included in this Agreement shall survive for a period of three (3) years: (a) the obligations set forth in Sections 5.08 (Access and Information), 5.09(b) (Publicity) and 5.12 (Directors' and Officers' Indemnification and Insurance), shall survive for the periods specified therein for the performance of the covenants set forth therein; (b) the representations set forth in Sections 3.01(n) (Taxes), 3.01(o) (Employee Benefit Plans and Related Matters; ERISA) and 3.01(p) (Environmental
Laws) shall survive until the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitations; and (c) the obligations set forth in Sections 5.09(a) (Confidentiality), and 5.10 (Restrictions), and Articles VIII (Indemnification) and IX (Miscellaneous) shall survive indefinitely.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         SECTION 9.02 Specific Enforcement. Purchasers, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

         SECTION 9.03 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other Transaction Documents contain the entire understanding of the parties with respect to the transactions contemplated hereby.

         SECTION 9.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.05 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:


                           The Company:

                                    Perini Corporation
                                    73 Mt. Wayte Avenue
                                    Framingham, Massachusetts  01701
                                    Attn:  Robert Band, President
                                    Facsimile:  (508) 628-2960

                                    with a copy to:

                                    Goodwin, Procter & Hoar LLP
                                    Exchange Place
                                    Boston, MA  01209
                                    Attn:  Richard A. Soden, Esq.
                                    Facsimile:  (617) 523-1231

                           TSC:

                                    Tutor-Saliba Corp.
                                    Attn:  Ronald N. Tutor
                                    15901 Olden Street

                                    Sylmar, CA 91342-1093
                                    Facsimile: (818) 367-9574

                                    with a copy to:

                                    Wilmer, Cutler & Pickering
                                    2445 M Street, N.W.
                                    Washington, D.C.  20037
                                    Attn:  Eric R. Markus
                                    Facsimile:  (202) 663-6363

                           National Union:

                                    National Union Fire Insurance Company of
                                        Pittsburgh, PA.
                                    c/o AIG Global Investment Corp.
                                    175 Water Street
                                    26th Floor
                                    New York, New York 10036
                                    Attn:  Chris Lee
                                    Facsimile:  (212) 458-2256
                                    with a copy to:

                                    American International Group, Inc.
                                    Law Department
                                    70 Pine Street
                                    28th Floor
                                    New York, New York  10270
                                    Attn: John Hornbostel
                                    Facsimile: (212) 363-8596

                           O&G:

                                    O&G Industries, Inc.
                                    112 Wall Street
                                    Torrington, Connecticut  06790
                                    Attn:  Raymond Oneglia; Kenneth Merz
                                    Facsimile:  (860) 626-6498
                                    with a copy to:

                                    Murtha, Cullina, Richter & Pinney
                                    185 Asylum Street
                                    City Place I
                                    Hartford, Connecticut  06103-3469
                                    Attn:  Timothy Largay
                                    Facsimile:  (860) 240-6150
or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

         SECTION 9.06 Amendments. This Agreement may be amended as to Purchasers and their successors and assigns (determined as provided in Section 9.07), and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of Purchasers. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

         SECTION 9.07 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Prior to the Closing Date, National Union may assign all of its rights and obligations to American International Group, Inc. ("AIG") or any other person the equity of which is, directly or indirectly, 100% owned by AIG, without the consent of the other parties hereto, and may assign up to 50% of the interest to be acquired by it pursuant to this Agreement to a third party, subject to the written consent of the Company and TSC, which shall not be unreasonably withheld (and, in either such event, such assignee shall become a "Purchaser" hereunder). Except as provided in the preceding sentence, no party may assign any of its rights under this Agreement without the written consent of the other parties.

         SECTION 9.08 Expenses and Remedies.

                  (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expense, except as set forth in the next four paragraphs.

                  (b) Notwithstanding Section 9.08(a), (i) if a Purchaser terminates this Agreement pursuant to Section 7.01(c)(i) (due to material breach of any covenant or agreement or an intentional and willful breach of any representation or warranty by the Company) or (c)(ii), or (ii) if the Company terminates this Agreement pursuant to Section 7.01(d)(ii) (by virtue of a failure of the condition set forth in Section 6.02(d)) or 7.01(d)(iii), the Company shall pay TSC a termination fee of $750,000 (the "Termination Fee") within ten (10) days of such termination, which Termination Fee shall be deemed to reimburse Purchasers for their legal, accounting and other out-of-pocket expenses as well as the damages they will have suffered by virtue of such termination.

                  (c) Notwithstanding Section 9.08(a), (i) if a Purchaser or the Company terminates this Agreement pursuant to Section 7.01(b)(i) or (ii), (ii) if a Purchaser terminates this Agreement pursuant to Section 7.01(c)(i) (for reasons other than as provided in Section 9.08(b)) or (c)(iii) (for failures of the conditions set forth in 6.03(a), 6.03(b), 6.03(d), 6.03(f), 6.03(g)
(provided that no amount shall be payable if the failure is not due to any fault of the Company), 6.03(h), 6.03(i), 6.03(j), 6.03(k), 6.03(l), 6.03(m), or
6.03(n)), or (iii) the Company terminates this Agreement pursuant to Section 7.01(d)(ii) (other than for failure of a condition set forth in section 6.02(d)), the Company shall reimburse Purchasers for the reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel) incurred by Purchasers in connection with this Agreement or the matters contemplated hereby (the "Purchasers' Expenses"), which reimbursable amount shall not to exceed $600,000 in the aggregate.

                  (d) Notwithstanding Section 9.08(a), if (i) either Purchaser or the Company terminates this Agreement pursuant to any provision of Section
7.01 (other than a termination for which a Termination Fee was paid pursuant to Section 9.08(b) and other than a termination by the Company pursuant to Section 7.01(d)(i)), and (ii) during the period ending twelve (12) months after termination of this Agreement, the Company enters into an agreement relating to a Transaction Proposal, then immediately prior to consummation of such transaction, the Company shall pay the Termination Fee; provided, however, that the Company shall receive a credit for any Purchasers' Expenses paid pursuant to
Section 9.08(c) and it being understood that if the Termination Fee is paid pursuant to Section 9.08(b) it shall not be required to be paid subsequently under this Section 9.08(d).

                  (e) Notwithstanding Section 9.08(a), upon the occurrence of the Closing, the Company shall reimburse the Purchasers for the Purchasers' Expenses, which reimbursable amount shall not be subject to the limit set forth in Section 9.08(c).

         SECTION 9.09 Transfer of Shares. Each Purchaser understands and agrees that the Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. Each Purchaser acknowledges that except as provided in the Registration Rights Agreement, it has no right to require the Company to register the Shares. Each Purchaser understands and agrees that each certificate representing shares of Common Stock shall bear the following legends:


                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

and Purchaser agrees to transfer shares of Common Stock only in accordance with the provisions of such legends. After termination of the requirement that all or part of such legend be placed upon a certificate, the Company shall, upon receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated and upon the written request of the holders of the Shares issue certificates for the Shares that do not bear such legend.

         SECTION 9.10 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the

State of New York, except to the extent that Massachusetts law mandatorily governs. Each of the Company and Purchasers irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). Each of the Company and Purchasers further agree that service of any process, summons, notice or document hand delivered or sent by registered mail to such party's respective address set forth in Section 9.10 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Company and Purchasers irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

         SECTION 9.11 Third Party Beneficiaries. As provided in Section 5.12, the directors of the Company are the intended beneficiaries of that section of this Agreement. Except as provided in Section 5.12, nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

         SECTION 9.12 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

         SECTION 9.13 Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each Purchaser and the Company have caused this Agreement to be duly executed as of the day and year first above written.



PERINI CORPORATION                         TUTOR-SALIBA CORPORATION


By: /s/ Robert Band                        By: /s/ Ronald N. Tutor
   ---------------------------                --------------------------------
   Name:  Robert Band                         Name:  Ronald N. Tutor
   Title: President                           Title: President & Chief Executive
                                                     Officer

O&G INDUSTRIES, INC.                       NATIONAL UNION FIRE INSURANCE
                                           COMPANY OF PITTSBURGH, PA.

By: /s/ David M. Oneglia
   ---------------------------
   Name:  David M. Oneglia                 By: /s/ David B. Pinkerton
   Title: President                           ---------------------------------
                                              Name:  David B. Pinkerton
                                              Title: Vice President

                                  EXHIBIT 2.01

                           PURCHASE AND SALE OF SHARES

Tutor-Saliba Corporation                                       2,352,942

O&G Industries, Inc.                                           2,352,941

National Union Fire Insurance Company of Pittsburgh, PA.       4,705,882
                                                              ==========
TOTAL                                                          9,411,765

                               EXHIBIT 6.02(c)(i)

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                [to be attached]

                               EXHIBIT 6.02(c)(ii)

                         FORM OF SHAREHOLDERS AGREEMENT

[to be attached]

                                  EXHIBIT 6.03

                        REQUIRED AMENDMENTS AND REVISIONS
                       RELATED TO SERIES B PREFERRED STOCK

1. Deletion or waiver of Section 7.2 of the Series B Purchase Agreement in its entirety.

2. Deletion or waiver of Section 7.3 of the Series B Purchase Agreement in its entirety.

3.       Replacement of Section 7(b) of the Series B Certificate of Vote with:
         "On and after the Closing (as defined in the Securities Purchase Agreement, dated January __, 2000, no action on the part of Corporation shall constitute a 'Special Default'."

4. Deletion of Section 13 of the Series B Certificate of Vote in its entirety.

5.       Deletion or waiver of Section 7.20 of the Series B Purchase Agreement.

                                 EXHIBIT 6.03(d)

                          TERMS OF AMENDMENT TO BY-LAWS

[to be attached]

                                 EXHIBIT 6.03(g)

                     TERMS OF AMENDMENT TO CREDIT FACILITIES

[to be attached]

                                 EXHIBIT 6.03(i)

                       FORM OF KPMG OPINION REGARDING NOLS

[to be attached]


                                       56